UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2017 (April 10, 2017)

SYNIVERSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On April 10, 2017, Syniverse Holdings, Inc. (the “Company”), entered into the Fourth Amendment (the “Fourth Amendment”) to the Credit Agreement, dated as of April 23, 2012, as amended by the Incremental Commitment Amendment, dated as of June 28, 2013, as further amended by the Second Amendment, dated as of September 23, 2013, and as further amended by the Third Amendment, dated as of March 6, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, as borrower, Buccaneer Holdings, LLC, as guarantor, Barclays Bank PLC, as administrative agent, swing line lender and letters of credit issuer, and the lenders and other parties from time to time party thereto.

The Fourth Amendment will, among other things, (i) extend the scheduled maturity date of the revolving credit commitments to the earlier of (x) January 15, 2019 and (y) the date of termination in whole of the revolving credit commitments, the letter of credit sublimit, and the swing line facility; provided that (1) in the event that more than $50 million of the Company’s 9.125% senior notes due 2019 (the “Syniverse Notes”) remains outstanding on the date that is 180 days prior to the stated maturity of the Syniverse Notes (the “First Revolver Springing Maturity Date”), the maturity date for the revolving credit facility will be the First Revolver Springing Maturity Date and (2) in the event that more than $50 million in aggregate principal amount of any refinancing indebtedness in respect of the Syniverse Notes remains outstanding on the date that is 180 days prior to the stated maturity of such refinancing indebtedness (the “Second Revolver Springing Maturity Date”), the maturity date for the revolving credit facility will be the earlier of the Second Revolver Springing Maturity Date and January 15, 2019, (ii) make certain modifications to the financial maintenance covenant, including, among other things, by increasing the financial maintenance covenant level for so long as certain conditions such as, for example, conditions limiting usage of certain negative covenant baskets, are satisfied and (iii) provide for a flat commitment fee payable to each revolving credit lender of 0.50%. In addition, in connection with the Fourth Amendment, the Company is reducing the aggregate revolving credit commitments from $150,000,000 to $85,600,000 and the letter of credit sublimit from $50,000,000 to $40,000,000.

The financial maintenance covenant, as amended by the Fourth Amendment, will continue to be tested only for the benefit of the revolving credit lenders and will be tested only (i) when, at the end of each fiscal quarter, any revolving credit loans, any swing line loans or any letter of credit obligations (excluding letter of credit obligations not in excess of $10.0 million and any letters of credit which are cash collateralized to at least 105.0% of their maximum stated amount) are outstanding, (ii) upon an extension of credit under the Credit Agreement in the form of the making of a revolving credit loan or a swing line loan, or the issuance of a letter of credit and (iii) if certain financial maintenance covenant conditions are not satisfied.

A copy of the Fourth Amendment is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Fourth Amendment set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Fourth Amendment to Credit Agreement, dated as of April 10, 2017, among Syniverse Holdings, Inc., Buccaneer Holdings, LLC, Barclays Bank PLC, as Administrative Agent, the Extending Lenders, each L/C Issuer and the Swing Line Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2017

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ Laura E. Binion
Name:	Laura E. Binion
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amendment to Credit Agreement, dated as of April 10, 2017, among Syniverse Holdings, Inc., Buccaneer Holdings, LLC, Barclays Bank PLC, as Administrative Agent, the Extending Lenders, each L/C Issuer and the Swing Line Lender.